THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
MAXIMUM ANNIVERSARY VALUE OPTIONAL
DEATH BENEFIT ENDORSEMENT
Notwithstanding any provision in the Contract to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail. Capitalized terms used in this Endorsement have the same meaning as they have in the Contract.
This Endorsement modifies the “DEATH PROVISIONS” in the Contract as set forth below.
ENDORSEMENT DATA

MAXIMUM ANNIVERSARY VALUE OPTIONAL DEATH BENEFIT CHARGE:	Annual fee of 0.25% of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract.
The “AMOUNT OF DEATH BENEFIT” provisions are replaced as follows:
Maximum Anniversary Value Death Benefit
If the Owner was age 80 or younger on the Contract Date, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greatest of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	Net Purchase Payment(s) received prior to the Owner’s 86th birthday; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:
a)	The Owner’s 83rd birthday; or

b)	The Owner’s date of death;
plus Purchase Payment(s) received since that Contract anniversary, but prior to the Owner’s 86th birthday, and reduced proportionately by the amount by which each Withdrawal reduces the Contract Value since that Contract anniversary.

FSE-6255 (12/10)	1

Spousal Beneficiary Continuation
If the Spousal Beneficiary continues the Contract on the Continuation Date and Upon Our receipt of all Required Documentation at Our Annuity Service Center, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:
If the Spousal Beneficiary was age 80 or younger on the Continuation Date, We will calculate the Death Benefit as the greatest of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary’s 86th birthday and reduced proportionately for any Withdrawals after the Continuation Date; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:
a)	The Spousal Beneficiary’s 83rd birthday; or

b)	The Spousal Beneficiary’s date of death;
plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, but prior to the Spousal Beneficiary’s 86th birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.
If the Spousal Beneficiary was at least age 81 but younger than age 86 on the Continuation Date, and if the Owner did not elect a living benefit or a guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, but prior to the Spousal Beneficiary’s 86th birthday, and reduced proportionately for any Withdrawals after the Continuation Date.
If the Spousal Beneficiary was at least age 81 but younger than age 86 on the Continuation Date, and if the Owner elected a living benefit or guaranteed minimum withdrawal benefit, We will calculate the Death Benefit as the greater of:
1.	The Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

2.	The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary’s 86th birthday and reduced by:
a)	any Withdrawal Adjustments after the Continuation Date if the benefit has not been terminated; or

b)	any Withdrawal Adjustments after the Continuation Date and prior to the date the benefit is terminated, and reduced proportionately for any

FSE-6255 (12/10)	2

Withdrawals after the Continuation Date and on and after the date the benefit is terminated.
If the Spousal Beneficiary was age 86 or older on the Continuation Date, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.
The Death Benefit payable will accrue interest at Our current rate from the date of death to the date the Death Benefit is distributed.
Signed for the Company to be effective on the Contract Date.
THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
←1

FSE-6255 (12/10)	3